SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 30, 1998

                       Saxon Asset Securities Corporation
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               (Exact name of registrant as specified in charter)

        Virginia                       34-0-20552               52-1785164
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)

                    4880 Cox Road, Glen Allen, Virginia 23060
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               (Address of principal executive offices)(Zip Code)

        Registrant's telephone number, including area code (804) 967-7400
                                                           --------------

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         (Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant.  Not Applicable.

Item 2.  Acquisition or Disposition of Assets.  Not Applicable.

Item 3.  Bankruptcy or Receivership.  Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.  Not Applicable.

Item 5.  Other Events.

         On September 30, 1998, the Registrant caused the issuance and sale of Mortgage Loan Asset Backed Certificates, Series 1998-3, pursuant to a Trust
Agreement dated as of September 1, 1998 (the "Trust Agreement"), among the
Registrant, Saxon Mortgage, Inc., as Master Servicer, and Chase Bank of Texas,
National Association, as Trustee, and the related Standard Terms to Trust
Agreement (July 1998 Edition).

         Certificates were issued with original principal amounts and pass-through rates set forth below:
            Designation                      Pass-Through Rate                   Principal Balance
      Class AF-1 Certificates                     6.37%                                 $74,000,000
      Class AF-2 Certificates                     5.75%                                 $53,000,000
      Class AF-3 Certificates                     6.12%                                 $22,000,000
      Class AF-4 Certificates                     6.12%                                 $34,000,000
      Class AF-5 Certificates                     6.71%(1)                              $12,920,000
      Class AF-6 Certificates                     6.01%                                 $25,950,000
      Class MF-1 Certificates                     6.27%                                 $12,975,000
      Class MF-2 Certificates                     6.77%(1)                               $9,731,000
      Class BF-1 Certificates                     8.30%(1)                               $9,083,000
      Class BF-2 Certificates                     8.50%(1)                               $3,244,000
      Class BF-3 Certificates                     8.50%(1)                               $2,695,000
      Class AV-1 Certificates                       (2)                                $189,728,000
      Class MV-1 Certificates                       (2)                                 $17,677,000
      Class MV-2 Certificates                       (2)                                 $13,553,000
      Class BV-1 Certificates                       (2)                                  $7,662,000
      Class BV-2 Certificates                       (2)                                  $4,714,000
      Class BV-3 Certificates                       (2)                                  $2,357,000
      Class C Certificates                          (2)                                      (4)
      Class R Certificates                          (5)                                      (4)

(1) Subject to a cap equal to the Net Rate on the Fixed Rate Mortgage Loans for the applicable Accrual Period.

(3) Subject to a cap equal to the Available Funds on the Variable Rate Mortgage Loans for the applicable Accrual Period.

(2)      Variable.

(4)      The Class C and Class R Certificates do not have principal balances.

(5)      The Class R Certificates do not have an interest rate.

         The 12,321,000 Certificates ( the " Private Certificates") were sold in private transactions.

         The Certificates represent undivided ownership interest in pools of mortgage loans (the "Mortgage Loans") held by a trust (the "Trust") created pursuant to the Trust Agreement . The Mortgage Loans were acquired by the Registrant from Saxon Mortgage, Inc. ("SMI"), an affiliate of the Registrant which originated or acquired the Mortgage Loans from various mortgage banking institutions. The Mortgage Loans are secured by liens on single family residential properties, including investment properties (which may be condominiums, one family residences, two to four family residences or homes in planned unit developments). The Mortgage Loans will be serviced by Meritech Mortgage Services, Inc., an affiliate of the Registrant.

         The Certificates (other than the Private Certificates) were purchased by Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Prudential Securities Incorporated (the "Underwriters"), from the Seller pursuant to an Underwriting Agreement dated September 25, 1998, and offered pursuant to Registration Statement No. 333-59479 by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale.

         Elections will be made to treat certain assets of the Trust as a real estate mortgage investment conduits ("REMICs") for federal income tax purposes. Each Class of Certificates listed above will constitute "regular interests" in the Issuing REMIC.

         The description of the Mortgage Loans pledged to the Trustee pursuant to the Agreement begins on the following page. The amounts contained in the following tables have been rounded to the nearest dollar amount and percentage, as applicable. Asterisks (*) in the following tables indicate values between 0.0% and 0.5%

Item 6.  Registrations of Registrant's Directors.
         Not Applicable.

Item 7.  Financial Statements, Pro Forma, Financial Information and Exhibits
         (a)      Not Applicable.
         (b)      Not Applicable.
         (c)      Exhibits
                  4.1 Trust Agreement dated September 1, 1998, among Saxon Asset Securities Company, Saxon Mortgage, Inc., as Master Servicer, and Chase Bank of Texas, National Association, as Trustee, and Standard Terms to the Trust Agreement (July 1998 Edition).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SAXON ASSET SECURITIES COMPANY


                                        By:  /s/ Bradley D. Adams
                                             -----------------------------
                                             Bradley D. Adams, Vice President


September 30, 1998